Electronic Articles of Incorporation
Filed March 03 2004
P04000040176

Sec. Of State

SWAP AND SHOP.NET CORP.
The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

      Article I

The name of the corporation is:
SWAP AND SHOP.NET CORP.

      Article II

The principal place of business address:
8125 MONETARY DRIVE
H4
RIVIERA BEACH, FL. 33404
The mailing address of the corporation is:
P0 BOX 32044
PALM BEACH GARDENS, FL. 33420

      Article III

The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.

      Article IV

The number of shares the corporation is authorized to issue is:
100,000,000

      Article V

The name and Florida street address of the registered agent is:
DAVID J PANAIA
10 WYNDHAM LANE
PALM BEACH GARDENS, FL. 33418

I certify that I am familiar with and accept the responsibilities of registered agent.
P04000040176 03 2004
Filed March 03 2004
Sec. Of State
Registered Agent Signature: DAVID J. PANAIA

      Article VI

The name and address of the incorporator is:
DAVID J. PANAIA
10 WYNDHAM LANE
PALM BEACH GARDENS, FL 33418
Incorporator Signature: DAVID J. PANAIA

      Article VII

The initial officer(s) and/or director(s) of the corporation is/are:
Title: PSD
DAVID J PANAIA
10 WYNDHAM LANE
PALM BEACH GARDENS, FL. 33418

      Article VIII

The effective date for this corporation shall be:
03/01/2004